Exhibit 10.10
	SECOND AMENDMENT TO LEASE AGREEMENT

	BETWEEN
	PHIL G. RUFFIN
	AND
	STERLING HOUSE CORPORATION

     THIS LEASE AMENDMENT ("Amendment") is made this 31st day of May 1997, by and between Phil G. Ruffin ("Landlord") and Sterling House Corporation ("Tenant").

	W I T N E S S E T H:

WHEREAS, on the 30th day of May, 1994, Landlord and Tenant entered into a certain Lease Agreement (the "Lease") pertaining to certain premises containing 5,082 square feet designated as Suite 500, 453 S. Webb; Wichita, Kansas 67207 the ("Building"); and

WHEREAS, Landlord and Tenant entered into a certain Amendment to Lease Agreement expanding the Premises 3,527 square feet; and

WHEREAS, Landlord and Tenant desire to amend the Lease as herein set forth,

NOW THEREFORE, in consideration of mutual covenants and agreements herein contained, Landlord and Tenant do hereby amend the Lease as follows:

	1.	The net rentable area of the "Premises" shall be increased by adding
"Additional Premises" in the amount of 2,903 square feet on the third floor and by adding 4,528 square feet on the fourth floor.
	2.	The term for the "Additional Premises" located on the 4th floor shall be for a period of four (4) years commencing August 1, 1997 and terminating July 31, 2001.  The term for the "Additional Premises" located on the 3rd floor shall be for a period of three (3) years and eight (8) months commencing December 1, 1997 and terminating July 31, 2001.  The term for the
"Premises" located on the 5th floor shall be extended until July 31, 2001.
	3.	The rent for the "Premises" and the "Additional Premises" shall be increased according to the following:

	Dates				                Floor	  Area	  Rate     Monthly    Annually

	08-01-97 to 07-31-01	     4th	  4,528	  $10.00   $3,773.33  $45,280.00
	12-01-97 to 07-31-01	     3rd  	2,903	  $10.00   $2,419.17  $29,030.00
	08-01-00 to 07-31-01	     5th	  8,609	  $10.00   $7,174.17  $86,090.00

	4.	Tenant Improvements for the "Additional Premises" shall be completed in accordance with the preliminary floor plan attached.
	5.	This amendment shall be effective as of the 1st day of June 1, 1997.
	6.	Except as herein modified and amended, all terms and conditions of the Lease shall remain in full force and effect, and the execution of this
Amendment shall in no event be deemed to constitute a waiver of any right or claim of either Tenant or Landlord under or by virtue of the Lease.

	IN WITNESS WHEREOF, Landlord and Tenant have each duly caused this Amendment to be executed by their respective representatives, thereunto duly authorized, as of the day and year first above written.
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                                    "LANDLORD"


                                    __________________________________



                                    "TENANT"


                                    /s/  Steven L. Vick
                                    STERLING HOUSE CORPORATION
                                    By:  Steven L. Vick
                                    Its: President